UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 2, 2025

Allied Gaming & Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500
New York, New York 10151
(Address of principal executive offices, including zip code)
(646) 768-4240
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in a Form 8-K filed on June 25, 2025, on June 25, 2025, Allied Gaming & Entertainment Inc. (the “Company”) submitted a request to Nasdaq Hearings Panel (the “Panel”) to appeal a decision by the Staff of The Nasdaq Stock Market to initiate delisting procedure for non-compliance with Listing Rule 5620(a), which requires the Company to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end.  On August 4, 2025, the Company held its combined 2024 and 2025 Annual Meeting of Stockholders.  In addition, the Company attended the hearing with the Panel and also provided certain supplementary information to the Panel.   On September 2, 2025, the Panel issued its decision, in which the Panel finds that the Company is in compliance with Listing Rule 5620(a).  Accordingly, the Company has regained compliance with Listing Rule 5620(a) and this matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: September 4, 2025	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer